PURCHASE AGREEMENT

(2200, 2222 and 2230 East Imperial Highway, El Segundo, California)

This Agreement (the “Agreement”), dated as of December 17, 2007 (the “EffectiveDate”), is between Newkirk Segair L.P., a Delaware limited partnership, successor by merger to Segair Associates Limited Partnership, a Connecticut limited partnership (“Segair”) and NK-LCB Property LLC, a Delaware limited liability company (“LCB”; collectively, Segair and LCB are sometimes referred to herein as the “Seller”), and Hines REIT El Segundo LP, a Delaware limited partnership (the “Buyer”).

ARTICLE 1

PURCHASE AND SALE OF PROPERTY

Section 1.1  Property Sold

.  Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, the following property (the “Property”):

(a)  Real Property.  Fee simple title to that certain real property described in Exhibit A attached hereto and made a part hereof, together with (1) all buildings, parking lots, sidewalks, landscaping and other improvements located thereon, including without limitation, all of Seller’s interest in all mechanical systems, fixtures and equipment; electrical systems, fixtures and equipment; heating fixtures, systems and equipment; and plumbing fixtures, systems and equipment and any other improvements owned by Seller located on the real property (the “Improvements”), and (2) all of Seller’s right, title and interest in and to all rights, benefits, privileges, easements, tenements, herditaments, rights-of-way and other appurtenances thereon or in any way appertaining thereto (the “Real Property”).

(b)  Leases.  All of Seller’s interest in and to that certain: (i) Amended and Restated Sublease Agreement dated as of June 1, 1984, by and between LCB, as successor in interest to LCB Limited Partnership, as successor in interest to Segair, as successor in interest to Elgun Leasing Corp., as landlord, and Raytheon Company, as successor in interest by merger with Hughes Aircraft Company, as tenant (“Raytheon”), as amended by First Amendment to Amended and Restated Sublease Agreement, dated as of December 20, 2002, Second Amendment to Amended and Restated Sublease Agreement dated as of March 15, 2006, and Third Amendment to Amended and Restated Sublease Agreement dated as of October 25, 2006 (collectively referred to herein as the “Raytheon Lease”), and (ii) Lease Agreement, dated as of September 12, 2006, between LCB, as landlord, and DirecTV, Inc., a California corporation, as tenant (“DIRECTV”; collectively, Raytheon and DIRECTV are sometimes referred to herein as the “Tenants”), and the Guaranty of Lease given by DIRECTV Holdings LLC, a Delaware limited liability company (collectively, the “DIRECTV Lease”; collectively, the Raytheon Lease and the DIRECTV Lease are sometimes referred to herein as the “Leases”).

(c)  Documents.  All of Seller’s right, title and interest in and to all  architectural and engineering plans within Seller’s possession, and service and maintenance contracts to which Seller is a party, if any, which pertain to the Property (“Documents”).

(d)  Personal Property.  Any personal property now or hereafter owned by Seller and situated on the Property (“Personal Property”).

(e)  Licenses.  All permits, certificates of occupancy, approvals or other governmental authorizations possessed by Seller, if any, with regard to the operation of the Property or Personal Property (“Licenses”).

Section 1.2  Purchase Price

.

(a)  The purchase price of the Property is One Hundred Twenty Million Dollars ($120,000,000) (the “Purchase Price”).

(b)  The Purchase Price will be paid as follows:

(1)  Earnest Money.  Within three (3) business days after the execution of this Agreement by Seller and Buyer, Buyer shall deposit with Land America-Commonwealth Land Title Insurance Company, One Market, Spear Tower, Suite 1850, San Francisco, California 94105, Attention:  Linda Rae Paul, Vice President and Senior National Commercial Closer (the “Title Company”), in good funds immediately collectible by the Title Company, the sum of Ten Million Dollars ($10,000,000.00), as earnest money (the “Earnest Money”) to be held in accordance with this Agreement, including the provisions of Section 10.16 herein.  Buyer’s delivery of the Earnest Money to the Title Company within the prescribed time period is a condition precedent to the effectiveness of this Agreement; and, if Buyer fails to deliver the Earnest Money to the Title Company within the time prescribed, this Agreement will be of no further force and effect.  The Earnest Money shall be held in an interest bearing account and all interest thereon shall be deemed a part of the Earnest Money.  Should Buyer elect to cancel and terminate this Agreement pursuant to Section 3.3 below, then the Earnest Money will be will be returned to Buyer.  If the Closing as contemplated hereunder should occur, then any cash held by the Title Company will be paid by the Title Company to Seller at the Closing, and any such cash portion of the Earnest Money will be credited against the Purchase Price payable by Buyer to Seller at the Closing.  From and after the expiration of the Contingency Period (as defined herein), all of the Earnest Money will be non-refundable to Buyer in all respects; notwithstanding the foregoing, all of the Earnest Money will be refundable to Buyer if this Agreement is canceled and terminated by Buyer under Section 9.7 (“Buyer’s Closing Conditions”), Section 9.8 (“Seller’s Closing Condition”) or Section 10.1 (“Remedies”) below, or under Section 5.3 (“Title Objections”), Section 6.1 (“Casualty”) or Section 6.2 below (“Condemnation”).

(2)  Loan Assumption.  Buyer shall assume (and receive a credit against the Purchase Price for the amount of) the outstanding principal balance of that certain promissory note dated as of November 17, 2006 (the “Note”) in the original principal balance of $55,000,000 issued by Seller to IXIS Real Estate Capital Inc. (the “Lender”) in connection with a loan made by Lender to Seller on such date (the “Loan”) (which will have a principal balance after the January 5, 2008 payment of approximately $54,220,950).

(3)  Balance.  The balance of the Purchase Price, subject to adjustment for all credits, prorations and closing costs provided for in this Agreement, will be paid to the Title Company in cash or by wire transfer of other immediately available funds at the Closing hereunder (as defined below).

Seller and Buyer acknowledge that, in order for Buyer to assume the Loan as contemplated in Section 1.2(b)(2) above, Seller must obtain the Lender’s approval for Buyer’s assumption of the Loan encumbering the Property (the “Assumption Approval”).  Buyer acknowledges receipt of the Note, that certain Loan Agreement (the “Loan Agreement”) and Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing the Note (the “Mortgage”) and all other ancillary loan and other closing documents set forth on Schedule 1 attached hereto (collectively, the “Loan Documents”).  At Closing, Buyer will pay the amounts required to be paid to Lender under Section 5.16 of the Loan Agreement (the “Transfer Provision”) in connection with the Assumption Approval request, including without limitation, an amount equal to one-half of one percent (1/2%) of the then outstanding principal balance of the Note (the “Transfer Fee”) and all other out-of-pocket costs and expenses incurred by Lender in connection therewith, including the fees and expenses of Lender’s counsel (but not Seller’s counsel fees); provided, however in the event Closing occurs after January 15, 2008, Seller will pay the Transfer Fee.  In addition, Buyer will remit the application fee required by Lender upon submittal of the information required by Lender in evaluating the Assumption Approval request.  Buyer hereby agrees to cooperate and promptly deliver (but in all events no later than three (3) business days after receiving written request therefor) all information concerning Buyer reasonably required by Lender to evaluate the transfer request, including without limitation, all information required by the Transfer Provision; however, so long as Buyer is seeking such information with due diligence, Buyer’s failure to provide such information within the three (3) business day period shall not constitute a default hereunder.  Seller hereby agrees to cooperate and promptly deliver (but in all events no later than three (3) business days after receiving written request therefor) all information concerning Seller and the Property reasonably required by Lender to evaluate the transfer request, including without limitation, all information required by the Transfer Provision; however, so long as Seller is seeking such information with due diligence, Seller’s failure to provide such information within the three (3) business day period shall not constitute a default hereunder.  Buyer shall be obligated to accept the terms and conditions of the Assumption Approval if the Loan is on the same economic terms and conditions as currently exist (i.e., monthly payments of $318,349.42, interest rate of 5.675%, maturity date of December 5, 2016 and a principal balance after the January 5, 2008 payment of approximately $54,220,950), and Buyer agrees to comply, at its sole cost and expense, with the provisions of the Transfer Provision applicable to the Buyer, including without limitation, forming a so called “special purpose entity” to acquire title, the delivery of legal opinions concerning Buyer as the Lender may reasonably require, and Buyer (or other credit worthy affiliate) assuming the obligations under any existing guaranty or indemnity agreements accruing or arising from or related to events occurring from and after the Closing.  The assumption of the Loan by Buyer is also contingent upon the Lender releasing Seller and any guarantor from any and all liabilities under the Loan other than those accruing or arising from or related to events occurring prior to the Closing.

ARTICLE 2

REVIEW AND INSPECTIONS

Section 2.1  Documents to be Delivered

.  To the extent not previously provided to Buyer, within two (2) business days after Buyer delivers the Earnest Money to the Title Company, Seller will provide Buyer with copies of the following, all of which will be provided, except as otherwise specifically provided for in Section 4.1 herein or Seller’s Closing Documents, without any representations or warranties including, without limitation, any representations or warranties as to the accuracy or completeness thereof, or the fitness thereof for any particular purpose (herein collectively the “Property Information”):

(a)  Complete copies of the Leases.

(b)  To the extent in Seller’s possession, copies of the Documents and the Licenses.

(c)  Copies of the Commitment (as defined herein).

(d)  Any survey in Seller’s possession (the “Existing Survey”).

(e)  Any existing environmental reports in Seller’s possession.

(f)  Copies of the Loan Documents.

Section 2.2  Contingency Period

.  The period of time commencing from the date hereof and ending at 5:00 pm New York time on December 27, 2007 is referred to herein as the “Contingency Period”.

Section 2.3  Buyer’s Inspections and Review

.   From the date hereof, through the end of the Contingency Period and thereafter in the event Buyer has not terminated this Agreement during the Contingency Period, upon no less than two (2) business days advance written notice to Seller (or such shorter period of time as may be approved by Seller), and subject at all times to the rights of the Tenants and the requirements of the Leases, Buyer or its agents may make inspections, tests, surveys, audits or reviews of the  Property or the books and records of Seller related thereto, all at Buyer’s sole cost and expense, and without disturbing or interfering with the Tenants.  Buyer shall also be permitted to interview the Tenants under the Leases, accompanied by the Seller (if the Seller so chooses), upon no less than two (2) business days advance written notice to Seller, at a time and place agreed to by the Tenants.  Seller will allow Buyer and its agents reasonable access, upon such prior notice, to the Property or such books and records for said inspections.  Buyer agrees to repair any physical damage to the Property caused by Buyer’s activities under this Section, which obligation of Buyer will survive any termination of this Agreement.  Prior to, and as a condition to any entry on the Property by Buyer or its agents for the purposes set forth in this Section 2.3, Buyer shall deliver to Seller a certificate of insurance evidencing commercial general liability coverage (including coverage for contractual indemnities) with a combined single limit of at least $1,000,000.00 per occurrence and $2,000,000.00 aggregate, together with at least $5,000,000.00 excess and/or umbrella insurance for any and all claims, in a form reasonably acceptable to Seller, covering any activity, accident or damage arising in connection with Buyer or agents of Buyer on the Property, and naming Seller and the Tenants as an additional insureds.

Section 2.4  Environmental Inspections

.  The inspections under Section 2.3 may include non-invasive Phase I environmental inspections of the Property (including air quality sampling), but no Phase II environmental inspections or other invasive inspections or sampling of soil, ground water or construction materials will be performed without prior written consent of Seller, which consent may be withheld in Seller’s sole discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work will be subject to Seller’s approval.  Buyer will deliver to Seller without representation or warranty (at no cost to Seller) copies of all environmental reports prepared by or for Buyer.

Section 2.5  Entry and Indemnity

.  In connection with any entry by Buyer, or its agents, employees or contractors onto the Property, Buyer will give Seller reasonable advance notice of such entry and will conduct such entry and any inspections in connection therewith (a) during normal business hours to the extent practical, (b) so as to minimize, to the greatest extent possible, interference with Seller’s business and the business of the Tenants, (c) in compliance with the Leases and Tenants’ requirements and all applicable laws, and (d) otherwise in a manner reasonably acceptable to Seller.

Buyer will indemnify and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) arising out of or relating to any entry on the Property by Buyer, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement, including, without limitation, any damage to the Property; provided that Buyer will not be liable to Seller solely as a result of the discovery by Buyer of a pre-existing condition on the Property except to the extent the activities of Buyer, its agents, representatives, employees, contractors or consultants exacerbate the condition. Buyer’s indemnification obligations under this Section 2.5 will survive any cancellation or termination of this Agreement for a period of one (1) year.

ARTICLE 3

CONDITIONS

Section 3.1  Buyer’s Contingencies

.  Buyer’s obligations to Close and purchase the Property are contingent upon the waiver or satisfaction of each of the following conditions precedent by the end of the Contingency Period:

(a)  Environmental.  At Buyer’ sole cost, Buyer will have reviewed any existing Phase I Report, and will have obtained such environmental assessments and studies of the Property as deemed necessary by Buyer, disclosing that the environmental condition of the Property is acceptable to Buyer, in its sole discretion.

(b)  Inspection.  Buyer will have determined, based on the inspections provided in Section 2.3, and the review of the Property Information provided under Section 2.1, that the Property is acceptable to Buyer, in its sole discretion.

(c)  Permitted Encumbrances.  Buyer will have determined that the title exceptions disclosed by the Commitment (as defined herein) are acceptable to Buyer, in Buyer’s sole discretion.

Section 3.2  Cooperation

.  Seller and Buyer agree to use their good faith efforts to cooperate with and assist each other in attempting to satisfy each of the foregoing contingencies.  Without limiting the foregoing, Seller will submit the form of tenant estoppel certificates to the Tenants as contemplated by Section 9.7 herein for Tenants’ review, completion and execution promptly after the Effective Date, and Seller will use its commercially reasonable efforts to obtain such certificates as soon as practical thereafter; provided, however this act by Seller places no duty or obligation upon Seller except to deliver the form of tenant estoppel certificates with such request as provided above and use reasonable efforts to obtain the same on or before Closing.

Section 3.3  Approval; Non-Satisfaction

.  Buyer may waive the satisfaction of any one or more of the foregoing contingencies, in Buyer’s sole discretion.

If at any point prior to the end of the Contingency Period Buyer determines that any of the contingencies specified in Section 3.1 above will not be satisfied or (if waivable) waived by the expiration of the Contingency Period or the Property is found to be unsatisfactory to Buyer, in its sole judgment and discretion, for any reason, then Buyer may, by written notice to Seller, for no reason or any reason, cancel and terminate this Agreement (“Buyer’s Cancellation Notice”) and, upon Seller’s receipt of the Buyer’s Cancellation Notice, the Earnest Money, together with any interest accrued thereon, will be refunded to Buyer, and the parties will be mutually released from all liabilities and obligations hereunder, save and except that Buyer will promptly return to Seller all copies of the Property Information provided to Buyer, and Buyer will continue to be liable under Section 2.5 hereof.

ARTICLE 4

WARRANTIES

Section 4.1  Representations and Warranties of Seller

. Seller hereby makes the following representations and warranties to Buyer (herein collectively “Seller Warranties”):

(a)  Seller has been duly organized, is validly existing, and is in good standing in the State of its formation, and is qualified to do business in the State in which the Property is located.  Seller has the power and authority to enter into this Agreement and all documents executed by Seller which are to be delivered to Buyer at Closing and to perform its obligations hereunder and thereunder.

(b)  This Agreement has been, and all documents executed by Seller which are to be delivered to Buyer at Closing will be, duly authorized, executed and delivered by Seller, and this Agreement does not and such other documents will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.  This Agreement constitutes a legal, valid and binding obligation of Seller in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.

(c)  True and complete copies of all documents comprising the Raytheon Lease have been provided by Seller to Buyer as part of the Property Information.  The Raytheon Lease is in full force and effect.  As of the date hereof, LCB has no knowledge of any monetary defaults by Raytheon under the Raytheon Lease, and LCB has not sent written notice to Raytheon under the Raytheon Lease claiming that such tenant is in default under the terms of the Raytheon Lease.  All leasing commissions due and payable with respect to the Raytheon Lease have been or will be paid prior to Closing, and there are no amounts due by LCB under the Raytheon Lease for any tenant improvements, except as set forth in Section 7 of the Second Amendment to Amended and Restated Sublease Agreement and as may be disclosed in the Raytheon Estoppel Certificate delivered by Raytheon.   Except for the Raytheon Lease, DIRECTV Lease or otherwise disclosed by the Commitment, Seller has granted no other leases, licenses or other occupancy agreements with respect to the Property.

(d)  True and complete copies of all documents comprising the DIRECTV Lease have been provided by Seller to Buyer as part of the Property Information.  The DIRECTV Lease is in full force and effect.  As of the date hereof, LCB has no knowledge of any monetary defaults by DIRECTV under the DIRECTV Lease, and LCB has not sent written notice to DIRECTV under the DIRECTV Lease claiming that such tenant is in default under the terms of the DIRECTV Lease.  All leasing commissions due and payable with respect to the DIRECTV Lease have been or will be paid prior to Closing, and there are no amounts due by LCB under the DIRECTV Lease for any tenant improvements, except as set forth in Section 9.23 of the DIRECTV Lease and as may be disclosed in the DIRECTV Estoppel Certificate delivered by DIRECTV.

(e)  There are no effective equipment leases, building service agreements, or other agreements relating to the operation of the Property to which Seller is a party except as otherwise disclosed by the Commitment.

(f)  Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended and any related regulations.

(g)  To the best of Seller’s knowledge, there is no litigation or governmental proceeding (including, but not limited to any condemnation proceeding) pending or, threatened with respect to the Property.

(h)  To the best of Seller’s knowledge, there is no litigation or governmental proceeding pending or, threatened with respect to Seller which impairs Seller’s ability to perform its obligations under this Agreement.

(i)  Seller has received no written notice within the past twelve (12) months from any governmental authority of any violation of any law applicable to the Property that has not been corrected, or is otherwise the obligation of Raytheon under the Raytheon Lease to remedy.

(j)  Except as set forth in the Raytheon Lease and (1) that certain Right of First Refusal, dated December 10, 1983, by and between Raytheon, and Kilroy Industries, a California corporation (“Kilroy”), (2) that certain Deed, dated as of December 20, 2002, from Raytheon to Segair, (3) that certain Purchase and Sale Agreement, dated as of December 20, 2002, by and between Raytheon and Segair, (4) that certain Deed of Trust, dated as of December 20, 2002, from Segair, as trustor, for the benefit of Raytheon, as beneficiary (“Raytheon Deed of Trust”), and (5) that certain Right of First Refusal, dated December 10, 1983, by and between Segair and Kilroy (the “KilroyROFR Agreement”), Seller has not granted and has no knowledge of any right of first refusal or other option to purchase the Property which has not been waived or expired by its terms.

(k)  True and complete copies of all of the Loan Documents relating to the Loan have been delivered by Seller to Buyer prior to the Effective Date. As of the Effective Date, Seller is not in default in its obligations as borrower or guarantor or indemnitor under any of the Loan Documents.

(l)  To Seller’s knowledge, and except as otherwise disclosed in any environmental reports obtained, delivered or made available to Buyer during the Contingency Period; (i) Seller has not received written notice from any governmental entity of any violation of any Environmental Laws (as defined in Section 4.6(d) herein) related to the Property, or of the presence or release of Hazardous Materials (as defined in Section 4.6(d) herein) on or from the Property and (ii) there are not present on the Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos) in violation of Environmental Laws.

(m)  Seller is not the subject of any existing, pending, threatened or contemplated bankruptcy, solvency or other debtor’s relief proceeding.

(n)  Seller is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order of the President of the United States of America (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department, as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by the United States Office of Foreign Assets Control, and is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.

(o)  Seller is not a “governmental plan” within the meaning of section 3(32) of the Employee Retirement Income Security Act of 1974, as amended, and the execution of this Agreement and the sale of the Property by Seller is not, as a result of the structure and ownership of Seller, subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

Each of the representations and warranties of Seller contained in this Section 4.1 is true as of the date of this Agreement, and will be deemed remade by Seller, and will be true in all material respects as of the date of Closing, subject in each case to any Exception Matters (as defined below).

Section 4.2  Enforcement

.  If the Closing occurs, Seller’s Warranties will survive the Closing hereunder, for the benefit of Buyer, for a period ending at 5:00 p.m. on the one (1) year anniversary of the Closing Date (the “Warranty Expiration Date”).  No claim for a breach of any Seller Warranties, or the failure or default of a covenant or agreement of Seller that survives Closing, other than claims arising under Sections 7.3 and 9.6 hereof, shall be actionable or payable unless the valid claims for all such breaches collectively aggregate more than One Hundred Thousand and No/100 Dollars ($100,000.00), in which event the full amount of such claims shall be actionable.  Seller will not be liable or responsible in any circumstances for any consequential damages or lost profits, and Buyer hereby releases and waives all claims for consequential damages and lost profits.  If, on or prior to the Warranty Expiration Date, Buyer has not notified Seller, in writing, of any claim Buyer has against Seller for breach of any of Seller’s Warranties and commenced an action against Seller, Buyer will be forever barred and precluded from making a claim based upon any breach of the Seller’s Warranties, and Seller will be deemed released from all liabilities and obligations with respect thereto.

Section 4.3  No Liability for Exception Matters

.  As used herein, the term “Exception Matter” will refer to (i) a fact, circumstance, potential claim, or other matter disclosed to Buyer by Seller in writing before the expiration of the Contingency Period or (ii) a fact, circumstance, potential claim, or other matter actually discovered by Buyer before the expiration of the Contingency Period, that would make a representation or warranty of Seller contained in this Agreement untrue or incorrect, including matters disclosed in any Tenant Estoppel Certificate.  Buyer and Seller will promptly notify each other in writing of any Exception Matter of which either obtains knowledge before the Closing.  If Buyer’s obtain knowledge of any Exception Matter before the Closing, but Buyer nonetheless elects to proceed with the acquisition of the Property, Buyer will consummate the acquisition of the Property subject to and by accepting such Exception Matter and Seller will have no liability with respect to such Exception Matter, notwithstanding any contrary provision, covenant, representation or warranty contained in this Agreement.

Section 4.4  Seller’s Knowledge

.  For purposes of Seller’s Warranties whenever the phrase “to the best of Seller’s knowledge” or the “knowledge” of Seller or words of similar import are used, they will be deemed to mean and are limited to the current actual knowledge only of Lara Johnson, who is the employee of Seller with the most significant knowledge of the Property and the daily operations thereof, and John Alba, for periods prior to January 1, 2007, and not any implied, imputed or constructive knowledge of such individuals or of Seller; it being understood and agreed that such individuals will have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

Section 4.5  Representations and Warranties of Buyer

.  Buyer represents and warrants to Seller as follows:

(a)  Buyer has been duly organized, is validly existing and is in good standing in the State in which it was formed, and is, or will be prior to Closing, qualified to do business in the State in which the Property is located.  This Agreement has been, and all documents executed by Buyer which are to be delivered to Seller at Closing will be, duly authorized, executed and delivered by Buyer.

(b)  Buyer represents and warrants to Seller that this Agreement and all documents executed by Buyer which are to be delivered to Seller at Closing do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.  There is no action or proceeding pending or, to Buyer’s knowledge, threatened against Buyer which challenges or impairs Buyer’s ability to execute or perform its obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of Buyer in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.

(c)  Other than Seller’s Broker (as defined below), Buyer has had no contact with any broker or finder with respect to the Property.

(d)  Buyer is not acting, directly or, to Buyer’s knowledge, indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order of the President of the United States of America (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department, as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by the United States Office of Foreign Assets Control, and is not engaging in this transaction, directly or, to Buyer’s knowledge, indirectly, on behalf of, or instigating or facilitating this transaction, directly or, to Buyer’s knowledge, indirectly, on behalf of, any such person, group, entity or nation.

(e)  Buyer will not use “plan assets” as defined in the Labor Department Regulations to pay the Purchase Price.

Section 4.6  Buyer’s Independent Evaluation

.  As of the expiration of the Contingency Period, Buyer will have, or will have had ample opportunities to have to the extent Buyer deems necessary:

(a)  Examined and inspected the Property and will know and be satisfied with the physical condition, quality, quantity and state of repair of the Property in all respects, and by proceeding with this transaction following the expiration of the Contingency Period will be deemed to have determined that the same is satisfactory to Buyer;

(b)  Reviewed the Raytheon Lease, the DIRECTV Lease, the Loan Documents and all other Property Information, and Buyer, by proceeding with this transaction following the expiration of the Contingency Period, will be deemed to have determined that the same and the information and data contained therein and evidenced thereby are satisfactory to Buyer;

(c)  Reviewed all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Property, and Buyer, by proceeding with this transaction following the expiration of the Contingency Period, will be deemed to have determined that the same are satisfactory to Buyer; and

(d)  Investigated, examined and approved the presence or absence of Hazardous Materials (as defined below) in, on or under the Property, and the presence of lead-containing dust in the building, which investigations, examinations or audits will be performed or arranged by Buyer, at Buyer’s sole expense, prior to the end of the Contingency Period.  For purposes of this Agreement, “Hazardous Materials” will mean inflammable explosives, radioactive materials, asbestos, asbestos–containing materials, polychlorinated biphenyls, lead, lead-based paint, radon, under and/or above ground tanks, hazardous materials, hazardous wastes, hazardous substances, mold, oil, or related materials, which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, etseq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, etseq.), the Clean Water Act (33 U.S.C. Section 1251, etseq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, etseq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, etseq.), the Toxic Substance Control Act (15 U.S.C. Section 2601, etseq.), or any other applicable federal, state or local laws (collectively, “Environmental Laws”).

Section 4.7  AS-IS

.  EXCEPT FOR SELLER’S WARRANTIES IN SECTION 4.1 OF THIS AGREEMENT AND SELLER’S CLOSING DOCUMENTS, THIS SALE IS MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS OR IMPLIED) BY SELLER.  AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PROPERTY ON AN “AS IS” AND “WHERE IS” BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS.  EXCEPT FOR SELLER’S WARRANTIES IN SECTION 4.1 OF THIS AGREEMENT AND SELLER’S CLOSING DOCUMENTS, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, THE PRESENCE OF LEAD-CONTAINING DUST, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT (INCLUDING, WITHOUT LIMITATION, THE ADA).  BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY.  BUYER EXPRESSLY WAIVES THE BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.”

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Buyer’s Initials

ARTICLE 5

TITLE MATTERS

Section 5.1  Commitment

.  Seller has delivered to Buyer a current title commitment (the “Commitment”) for an ALTA Form B Owner’s Title Policy issued by the Title Company showing the status of title of the Real Property and all exceptions, including liens, encumbrances, easements, restrictions, rights-of-way, covenants, reservations and other conditions, if any, affecting the Property, together with legible copies of all documents affecting the Property and referred to in the Commitment.

Section 5.2  Survey

.  The Existing Survey of the Property has been delivered to Buyer as part of the Property Information.  Buyer may have an updated survey prepared for the Property (collectively, the “Survey”), at Buyer’s sole cost and expense, to include the surveyor’s certification to Buyer and the Title Company dated subsequent to the date of this Agreement confirming that such Survey has been prepared in  compliance with the most recent Survey Standards of the ALTA and ACSM.

Section 5.3  Title Objections

.  If the Commitment or the Existing Survey or Survey shows exceptions or defects that Buyer does not consent to, Buyer will provide Seller with written notice of the objections to title raised by such matters by the expiration of the Contingency Period.  Buyer’s failure to make such objections within said period will constitute a waiver by Buyer of any objections to the marketability of title; provided that Buyer will be permitted to raise as title objections (within five (5) business days of Buyer’s notification thereof) matters affecting title which Buyer first becomes aware of by an amendment, update or continuation of the Commitment or Survey.  If Buyer does timely provide written notice to Seller of objections to title as disclosed by the Commitment or Existing Survey (or update as aforesaid), then Seller shall provide written notice to Buyer within three (3) business days of Seller’s receipt of Buyer’s objections stating whether Seller will cure such title defects.  If Seller elects to cure such title defects, then Seller will have fifteen (15) days after Buyer makes written objection to Seller to use commercially reasonable efforts to (but no obligation to) cure such defects.  Seller will be deemed to have duly cured any such defects in title if Seller causes the Title Company to agree to provide Buyer, at Closing (at no cost to Buyer), with specific title insurance insuring Buyer over any loss occasioned by such defects, pursuant to an endorsement reasonably satisfactory to Buyer.  If Seller has not been able to cure such title defects within fifteen (15) days from the date of written objection thereto or elects not to cure such title defects, as above provided, and Buyer does not waive the curing of such defects, then this Agreement will be voidable, at Buyer’s option, upon written notice to Seller, in which event the entire Earnest Money and interest earned thereon will be immediately refunded to Buyer.  Notwithstanding the foregoing, Seller agrees to satisfy any mortgages (other than the Loan), or other liens against title to the Property of parties claiming by, through or under the Seller (but not the Tenant under the Lease) which are curable solely by the payment of money either prior to Closing or simultaneously with Closing by using proceeds from the sale, and the Raytheon Deed of Trust shall be deemed a permitted exception.

ARTICLE 6

RISK OF LOSS AND INSURANCE PROCEEDS

Section 6.1  Casualty

.  The risk of loss or damage or destruction to the Property by fire or other casualty is assumed by Seller until the Closing.  In the event such casualty results in damage to the Property in the amount of $1,000,000.00 or more (a “Major Casualty”), Buyer will have the option, exercisable within fifteen (15) days of Seller’s notice, of either (i) declaring this Agreement terminated in which event Title Company will refund to Buyer the entire Earnest Money whereupon this Agreement and all rights of Buyer hereunder and to the Property will terminate and neither Seller nor Buyer will have any further claim against the other (except for claims under Section 2.5, which will survive), or (ii) closing title in accordance with this Agreement and paying in full the Purchase Price, without any abatement thereof or claim against Seller for such loss or damage (except solely that Seller will credit the purchase price by the amount of its insurance deductible, if Seller maintains the property insurance), and accepting an assignment, without recourse, of Seller’s rights, if any, to any payments to be made under any applicable hazard insurance policies together with any payments under such policies made to Seller prior to the Closing and not expended to repair or replace such loss, damage or destruction.  If Buyer will have failed to timely make an election pursuant to the foregoing sentence Buyer will be deemed to have elected to proceed with the purchase of the Property in accordance with (ii) above. This paragraph will govern to the extent inconsistent with any applicable law.

Section 6.2  Condemnation

.  If prior to the Closing, all of the Property will be taken by condemnation, eminent domain or deed in lieu thereof or such a taking will be threatened in writing by the applicable governmental authority having jurisdiction over the Property, this Agreement will be automatically canceled, the entire Earnest Money together with any interest thereon will be returned to Buyer and thereupon neither party will have any further liability or obligation to the other (except for claims under Section 2.5, which will survive).  If, prior to the Closing, a Material Portion, but less than all, of the Property will be taken by condemnation, eminent domain or deed in lieu thereof or such a taking will be threatened in writing by the applicable governmental authority having jurisdiction over the Property, then in such event Buyer may cancel this Agreement by sending written notice thereof to Seller within fifteen (15) days of Buyer’s receipt of notice of such condemnation, eminent domain, or other taking, in which event the Title Company will return to Buyer the Earnest Money and thereupon neither party will have any further liability or obligations to the other (except for claims under Section 2.5, which will survive).  If this Agreement is not canceled, Buyer will accept title to the Property subject to the condemnation, eminent domain or taking, in which event on the Closing Date the net proceeds of the award or payment (after payment of all actual reasonable collection costs) will be assigned by Seller to Buyer and net monies theretofore received by Seller in connection with such condemnation, eminent domain or taking will be paid over to Buyer or allowed as a credit against the Purchase Price hereunder.  “Material Portion” as used herein shall mean any one or more of the following: (i) any of the parking on the Property, (ii) ingress and egress rights to the Property, (iii) a condemnation which permits either Tenant to terminate its lease, or (iv) a taking of a portion of the Property which would cost $1,000,000.00 or more to restore.

ARTICLE 7

BROKERS

Section 7.1  Warranty

.  Seller represents and warrants to Buyer that no broker or finder was instrumental in arranging or bringing about this transaction except for Eastdil Secured (“Seller’s Broker”).

Section 7.2  Payment of Commission

.  At Closing, Seller will pay the commission due, if any, to Seller’s Broker, which will be paid pursuant to a separate agreement between Seller and Seller’s Broker.

Section 7.3  Indemnity

.  If any other person brings a claim for a commission or finder’s fee based upon any contact, dealings or communication with Buyer or Seller, then the party through whom such person makes his claim will defend the other party (the “Indemnified Party”) from such claim, and will indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, court costs and reasonable attorneys’ fees and disbursements) incurred by the Indemnified Party in defending against the claim.  The provisions of this Section will survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

Section 7.4  Marketing by Seller

.  From and after the Effective Date hereof, and prior to the expiration of the Contingency Period, Seller may continue to market the Property for sale through Seller’s Broker provided that any prospective purchaser or other interested party will be advised, in writing, that the Property is currently “under contract,” and no binding agreement will be executed with any third party purchaser unless and until this Agreement is canceled and terminated as provided herein.

ARTICLE 8

OPERATIONS

Section 8.1  Ongoing Operations

.  During the pendency of this Agreement, but subject to the limitations set forth below, Seller will carry on its businesses and activities relating to the Property substantially in the same manner as it did before the date of this Agreement.

Section 8.2  New Contracts

.  Following the Effective Date, Seller will not enter into any contract that could create an obligation affecting the Property subsequent to the Closing, without the prior consent of the Buyer.

Section 8.3  Leases

.  Seller may not enter into amendments, expansions or renewals of the Leases without Buyer’s prior written consent, which shall not be unreasonably withheld; provided, however, no such consent shall be required and Seller shall have the right to enter into any amendments, expansions or renewals or waive any such provisions or grant any consents thereunder that are required in accordance with the current terms of the Leases.

Section 8.4  Loan

.  Seller shall punctually perform its obligations under the Loan, including making all payments of principal and interest and paying any other costs of the Loan from the Effective Date to the date of Closing as same shall become due and payable pursuant to the Loan Documents. Seller shall comply with all of Seller’s requirements and obligations under the Loan Documents with respect to the Loan from the Effective Date to the date of Closing and will not allow the Loan to go into default.

Section 8.5  Cooperation with Buyer’s Auditors and SEC Filing Requirements

.  Seller shall provide to Buyer (at Buyer’s expense) copies of, or shall provide Buyer access to, such factual information as may be reasonably requested by Buyer, and in the possession or control of Seller, or its property manager or accountants, to enable Buyer’s auditor (Deloitte & Touche LLP or any successor auditor selected by Buyer) to conduct an audit of the income statements of the Property for the year to date of the year in which the Closing occurs plus up to the three prior calendar years.  Buyer shall be responsible for all out-of-pocket costs associated with this audit.  Seller shall cooperate (at no cost to Seller) with Buyer’s auditor in the conduct of such audit.  In addition, Seller agrees to provide to Buyer’s auditor, if requested by such auditor, existing historical financial statements for the Property, including income and balance sheet data for the Property, whether required before or after Closing.  Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or any affiliate of Buyer to make any required filings with the Securities and Exchange Commission or other governmental authority; provided, however, that the foregoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Seller, its property manager or accountants, at no material cost to Seller, and in the format that Seller (or its property manager or accountants) have maintained such information, and Seller shall not be deemed to make any representation or warranty regarding such matters and Buyer shall have no claim with respect to such matters under Section 4.1 hereof.  Seller’s obligations as set forth in this Section 8.5 shall survive for a period of twelve (12) months from the Closing Date.

ARTICLE 9

CLOSING

Section 9.1  Closing Date

.  Provided that all conditions thereto have been satisfied, the consummation of the sale and purchase contemplated hereby will be held on or before 1:00 pm New York time on the date which is ten (10) business days after the later of: (i) the expiration of the Contingency Period, or (ii) Assumption Approval, and if same is not a business day, then on the next business day after such date; provided, in all events Closing shall occur no later than April 30, 2008, unless the parties otherwise mutually agree; provided, however, Seller, upon three (3) business days prior written notice to Buyer, shall have the right to extend the then scheduled Closing Date for one additional period of up to thirty (30) days to permit additional time to satisfy Seller’s Closing Conditions set forth in Section 9.8 herein.  Notwithstanding the foregoing, Buyer, upon five (5) business days prior written notice to Seller and upon the satisfaction of all closing conditions, shall have the right to accelerate the then scheduled Closing Date.  The Closing will take place in escrow through the offices of the Title Company.  The date of Closing is herein referred to as the “Date of Closing” or the “Closing.”

Section 9.2  Seller’s Closing Documents

.  Seller shall deliver to Buyer at Closing all of the following items:

(a)  Properly executed and acknowledged recordable grant deeds from Seller in the forms attached as Exhibit C conveying title to the Real Property and the Improvements and all of Seller’s right, title and interest in and to all rights, benefits, privileges, easements, tenements, herditaments, rights-of-way and other appurtenances thereon or in any way appertaining thereto to Buyer.

(b)  A Bill of Sale in the form attached as Exhibit D, duly executed and acknowledged by Seller, conveying to Buyer title to any Personal Property.

(c)  Seller’s properly executed affidavits in the customary form pertaining to liens, judgments, mechanic liens, bankruptcies, brokerage fees, etc. which affect the Property.

(d)  An Assignment and Assumption of the Lease for each of the Raytheon and DIRECTV Leases in the form attached as Exhibit E (“Lease Assignment”) duly executed and acknowledged by Seller together with the original, executed Tenant Estoppel Certificates if delivered by the Tenants.

(e)  An Assignment in the form attached as Exhibit F duly executed and acknowledged by Seller by which Seller will assign, without recourse, all of Seller’s rights to Buyer in and under: (i) all guaranties and warranties made by any contractor, subcontractor, materialman, supplier, or other person or entity with respect to the Improvements; (ii) the Documents; and (iii) the Licenses (the “General Assignment”).

(f)  A sworn statement provided by Seller that it is not a foreign person and containing such other information as may be required by Section 1445 of the Internal Revenue Code and regulations thereunder.

(g)  A letter to each of the Tenants from Seller advising them of the sale and directing them to pay all future rent to Buyer, at such address as Buyer directs.

(h)  The original Leases if in Seller’s possession and control, together with all exhibits referenced therein.

(i)  All original guaranties, warranties, licenses and service contracts in Seller’s possession and control bearing on the Property.

(j)  All construction drawings, plans and specifications in Seller’s possession or control.

(k)  All keys to the Property which are in Seller’s possession.

(l)  Possession of the Property, subject only to the rights of Raytheon and DIRECTV pursuant to their respective Leases.

(m)  A 1099 form.

(n)  The Title Company’s closing statement, duly executed by Seller.

(o)  Documents reasonably required by the Title Company to consummate the transaction contemplated hereby, including such documentation as the Title Company may reasonably require to evidence the authority of the Seller to convey the Property to Buyer.

Section 9.3  Buyer’s Closing Documents

.  Buyer will deliver to Seller at Closing all of the following items:

(a)  Any documents, instruments or authorizations necessary so as to cause the Title Company to forward the Earnest Money, and all interest earned thereon, to the Seller by wire transfer.

(b)  The cash payment required by Section 1.2 above, subject only to the prorations, credits and adjustments specified herein.

(c)  The Lease Assignment duly executed and acknowledged by Buyer.

(d)  The General Assignment duly executed and acknowledged by Buyer.

(e)  The Title Company’s closing statement, duly executed by Buyer.

(f)  Such other and further documentation reasonably required by the Title Company.

Section 9.4  Closing Costs

.

The following costs and expenses will be paid as follows in connection with the Closing:

(a)  Seller will pay:

(1)  The cost of preparation of the Deed and other documents of conveyance.

(2)  All State, County and City transfer taxes upon delivery to Buyer of the Deed.

(3)  Any filing fee to record the Deed.

(4)  The premium and all other costs and charges for the standard owner’s title insurance policy, excluding any endorsements or supplemental coverage Buyer may choose to obtain.

(5)  Seller’s attorneys’ fees.

(6)  One-half of the escrow fee charged by the Title Company.

(7)  All amounts required to obtain releases of any mortgages, contracts for deed, mechanic’s liens, or other liens and encumbrances against the Property which Seller is obligated to remove of record.

(8)  The Transfer Fee to the extent provided for under Section 1.2(b) herein, if any.

(9)  Such other costs as are allocated to Seller under this Agreement.

(b)  Buyer will pay:

(1)  Buyer attorney’s fees.

(2)  The cost to obtain the Survey.

(3)  The premium and all other costs and charges for any endorsements and additional coverage Buyer may chose to obtain for the owner’s title insurance policy, and any lender’s title insurance policy and endorsements or supplemental coverage obtained by Buyer.

(4)  All costs, fees, expenses, and mortgage registration taxes incurred in connection with any mortgage financing obtained or assumed by Buyer.

(5)  One-half of the escrow fee charged by the Title Company.

(6)  The Transfer Fee to the extent provided for under Section 1.2(b) herein, if any.

(7)  Such other costs as are allocated to Buyer under this Agreement.

Section 9.5  Taxes and Special Assessments

.  Real estate taxes and any other assessments affecting the Property shall not be prorated as of the Date of Closing (as such taxes are payable by Raytheon under the Raytheon Lease).

Section 9.6  Proration of Income and Expenses

.

(a)  Rents.  All rent under the Raytheon Lease will be prorated by the parties on a per diem basis to the Date of Closing as follows:  Seller will be entitled to all income and rentals accrued prior to 12:01 a.m. on the Date of Closing and will be obligated for all expenses payable prior to the Date of Closing; and Buyer will be entitled to collect and retain all rental accrued after the Closing and will be obligated to pay all expenses payable on and after the Closing.  Notwithstanding the foregoing, Buyer shall receive a rent subsidy payment in an amount equal to $37,595.56 per day for each day after January 21, 2008 until Closing, which shall be payable on June 30, 2008 at the time the Rent adjustment is made pursuant to the following sentence.  Buyer hereby acknowledges that Raytheon pays a semi-annual installment of Rent in arrears on June 30, 2008, and that Rents shall be adjusted between Seller and Buyer at such time.  Seller hereby acknowledges that such prorated Rent shall be paid to Seller two (2) business days following receipt by Buyer of the semi-annual installment of Rent from Raytheon.

(b)  Utilities.  Water, sewage, fire protection inspection services, electric, telephone and all other utility charges will not be prorated as they are payable directly by Raytheon.

(c)  Loan Interest; Reserves.  Interest payable under the Note for the month of Closing shall be prorated as of 12:01 am on the Closing Date.  Seller shall be entitled to a credit against the Purchase Price for all reserves held by Lender, including those held to pay future tenant improvement allowances due Raytheon and DIRECTV, pursuant to Section 7 of the Second Amendment to Amended and Restated Sublease Agreement dated as of March 15, 2006 and Section 9.23 of the DIRECTV Lease, respectively.

(d)  Subsequent Adjustments.  If on the Closing Date, the precise figures necessary for any of the foregoing adjustments are not capable of determination, then those adjustments will be made on the basis of good faith estimates of Seller and Buyer using currently available information, and final adjustments will be made promptly after precise figures are determined or available.

Section 9.7  Buyer’s Closing Conditions

.  Buyer’s obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by Seller with the following covenants:

(a)  Seller’s Deliveries.  Seller shall have delivered to the Title Company or the Buyer, as the case may be, on or before the date of Closing, all of the documents called for by this Agreement, including without limitation Section 9.2 hereof.

(b)  Seller’s Representations and Warranties.  All of Seller’s representations and warranties made in this Agreement shall be true and correct as of the Effective Date and as of Date of Closing as if then made in all material respects, except for Exception Matters, and Seller shall have performed all of its covenants and other obligations under this Agreement.

(c)  Title Policy. The Title Company shall be irrevocably bound and committed to issue at Closing (or prepared to unconditionally commit to issue at Closing, with no “gap”) its title policy to Buyer, in the form agreed to in accordance with Article 5 herein, subject only to the payment of its premiums (at standard rates) for such policy as set forth herein.

(d)  Assumption Approval.  Assumption Approval shall have been obtained.

(e)  Loan.  No event of default, or event which with the passage of time or notice or both would result in an event of default, shall have occurred and be continuing under the Loan at Closing.

(f)  Tenant Estoppel Certificates.  Buyer will have received, reviewed and approved a completed, executed tenant estoppel certificate from Raytheon substantially in the form attached herein as Exhibit B, or in such other form as is required by the Raytheon Lease, free from material and adverse exception, qualification or modification (the “Raytheon Estoppel Certificate”).

Buyer will also have received, reviewed and approved a completed, executed tenant estoppel certificate from DIRECTV substantially in the form attached herein as Exhibit B, or in such other form as is required by the DIRECTV Lease, free from material and adverse exception, qualification or modification. (the “DIRECTV Estoppel Certificate”) (collectively, the Raytheon Estoppel Certificate and the DIRECTV Estoppel Certificate are referred to herein as the “Tenant Estoppel Certificates”).

(g)  Raytheon’s ROFR.  With respect to the Property, Raytheon shall have waived in writing (which may be satisfied by receipt of the executed Raytheon Estoppel Certificate), or the forty five (45) day period shall have expired without Raytheon electing to exercise, its option to purchase the Property in accordance with Paragraph 3.6 of the Raytheon Lease.  If Raytheon’s option to purchase the Property has expired, Seller shall provide a certificate representing same prior to or at Closing.

(h)  Kilroy’s ROFR.  With respect to the Property, Kilroy shall have waived in writing, or the forty five (45) day period shall have expired without Kilroy electing to exercise, its option to purchase the Property in accordance with the Kilroy ROFR Agreement.  If Kilroy’s option to purchase the Property has expired, Seller shall provide a certificate representing same prior to or at Closing.

If at Closing Buyer determines that any of the contingencies specified in this Section 9.7 have not been satisfied or (if waivable) waived by Buyer, then Buyer may, by written notice to Seller, cancel and terminate this Agreement (“Buyer’s Termination Notice”) and, upon the delivery of the Buyer’s Termination Notice, the entire Earnest Money will be delivered to Buyer, and thereafter, the parties will be mutually released from all liabilities and obligations hereunder, save and except that Buyer will promptly return to Seller all copies of the Property Information provided to Buyer, and Buyer will continue to be liable under Section 2.5 hereof; provided, however, that Buyer’s receipt and acceptance of the Earnest Money will not prejudice, waive or in any manner affect any and all remedies available to Buyer under Section 10.1 herein in the event the failure  to satisfy any such condition is the result of a Seller’s default under the terms of this Agreement, which will survive such cancellation.

Section 9.8  Seller’s Closing Condition

.  Seller’s obligations hereunder are subject to the satisfaction of the following condition precedents:

(a)  Raytheon’s ROFR.  With respect to the Property, Raytheon shall have waived in writing (which may be satisfied by receipt of the executed Raytheon Estoppel Certificate), or the forty five (45) day period shall have expired without Raytheon electing to exercise, its option to purchase the Property in accordance with Paragraph 3.6 of the Raytheon Lease.  If Raytheon’s option to purchase the Property has expired, Seller shall provide a certificate representing same prior to or at Closing.

(b)  Kilroy’s ROFR.  With respect to the Property, Kilroy shall have waived in writing, or the forty five (45) day period shall have expired without Kilroy electing to exercise, its option to purchase the Property in accordance with the Kilroy ROFR Agreement.  If Kilroy’s option to purchase the Property has expired, Seller shall provide a certificate representing same prior to or at Closing.

(c)  Assumption Approval.  Assumption Approval shall have been obtained.

If at Closing Seller determines that any of the contingencies specified in this Section 9.8 have not been satisfied or (if waivable) waived by Seller, then Seller may, by written notice to Buyer, cancel and terminate this Agreement (“Seller’s Termination Notice”) and, upon the delivery of the Seller’s Termination Notice, the Earnest Money will be remitted to Buyer, and thereafter, the parties will be mutually released from all liabilities and obligations hereunder, save and except that Buyer will promptly return to Seller all copies of the Property Information provided to Buyer, and Buyer will continue to be liable under Section 2.5 hereof.  Notwithstanding the foregoing or any other provision contained in this Agreement, in the event this Agreement is terminated by Seller as a result of the exercise by Raytheon of its right to purchase the Property pursuant to  Section 9.8(a) above, Seller shall reimburse Buyer for its actual out of pocket costs incurred in connection with its potential purchase of the Property upon presentation of paid receipts in an amount not to exceed $150,000 in the aggregate.

ARTICLE 10

MISCELLANEOUS

Section 10.1  Remedies

.  IN THE EVENT THE CLOSING OF THE PURCHASE AND SALE TRANSACTION PROVIDED FOR HEREIN DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF BUYER, SELLER MAY TERMINATE THIS AGREEMENT AND THE TITLE COMPANY WILL PAY SELLER ALL OF THE EARNEST MONEY WHICH SELLER MAY RETAIN, WHICH AMOUNT IS AGREED UPON BY AND BETWEEN SELLER AND BUYER AS LIQUIDATED DAMAGES DUE TO THE DIFFICULTY AND INCONVENIENCE OF ASCERTAINING AND MEASURING ACTUAL DAMAGES AND THE UNCERTAINTY THEREOF; AND NO OTHER DAMAGES, RIGHTS OR REMEDIES AT LAW OR IN EQUITY SHALL IN ANY CASE BE COLLECTIBLE, ENFORCEABLE OR AVAILABLE TO SELLER, BUT SELLER SHALL ACCEPT SAID CASH PAYMENT AS SELLER’S TOTAL DAMAGES AND RELIEF; PROVIDED, HOWEVER, THAT SELLER’S RECEIPT AND ACCEPTANCE OF THE EARNEST MONEY WILL NOT PREJUDICE, WAIVE OR IN ANY MANNER AFFECT ANY AND ALL REMEDIES AVAILABLE AT LAW, IN EQUITY, OR HEREUNDER WITH RESPECT TO ENFORCING BUYER’S OBLIGATIONS UNDER SECTIONS 2.5 AND 10.4, WHICH WILL SURVIVE SUCH CANCELLATION.

IN THE EVENT THE CLOSING OF THE PURCHASE AND SALE TRANSACTION PROVIDED FOR HEREIN DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF SELLER, THE BUYER MAY EITHER: (I) CANCEL AND TERMINATE THIS AGREEMENT BY WRITTEN NOTICE, AND UPON SUCH TERMINATION, THE TITLE COMPANY WILL PAY BUYER ALL OF THE EARNEST MONEY AND THEREAFTER NEITHER PARTY SHALL HAVE ANY FURTHER LIABILITY HEREUNDER EXCEPT FOR BUYER’S OBLIGATIONS UNDER SECTION 2.5 HEREIN OR, (II) AS AN ALTERNATIVE REMEDY TO SUCH CANCELLATION, BUYER MAY APPLY FOR A DECREE OF SPECIFIC PERFORMANCE TO ENFORCE PERFORMANCE OF THE TERMS HEREOF PROVIDED THAT ANY SUIT FOR SPECIFIC PERFORMANCE MUST BE BROUGHT WITHIN THIRTY (30) DAYS OF SELLER’S DEFAULT, BUYER WAIVING THE RIGHT TO BRING SUIT AT ANY LATER DATE.  IN NO EVENT WILL SELLER BE LIABLE OR RESPONSIBLE FOR (AND BUYER HEREBY WAIVES) ALL CLAIMS TO RECOVER ANY MONETARY DAMAGES WHATSOEVER, WHETHER GENERAL, SPECIAL, INCIDENTAL OR CONSEQUENTIAL ALLEGEDLY ARISING FROM ANY BREACH OF THIS CONTRACT BY SELLER, EXCEPT AS PROVIDED IN THIS SECTION AND SECTIONS 4.2 AND 10.4, BUT SUBJECT TO THE LIMITATIONS OF SECTION 10.13.

_____________                                                                _____________

Buyer’s Initials                                                      Seller’s Initials

Section 10.2  Notices

.  Any notices required or permitted to be given hereunder will be given in writing, signed by the party giving the same, and will be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next business day delivery and provides a receipt, or (d) by facsimile (when followed by delivery via nationally recognized overnight courier), and such notices will be addressed as follows:

To Seller:	Lexington Realty Trust

One Penn Plaza, Suite 4015

New York, NY 10119

Attention: Lara Johnson

Phone: (212) 692-7200

Fax: (212) 594-6600

with copy to:	Lexington Realty Trust

One Penn Plaza, Ste. 4015

New York, NY 10119-4015

Attention: Joseph Bonventre, Esquire

Phone: (212) 692-7250

Fax: (212) 594-6600

with a copy to:	Post Heymann & Koffler LLP

Two Jericho Plaza, Wing A, Suite 211

Jericho, New York 11753

Attention: William W. Post, Esquire

Phone: (516) 681-3636

Fax: (516) 495-7654

To Buyer:	c/o Hines Interests Limited Partnership

445 South Figueroa Street, Suite 2080

Los Angeles, CA 90071

Attention: Colin P. Shepherd

Phone: (213) 243-1267

Fax No.: (213) 629-1423

with a copy to:	Hines Advisors Limited Partnership

2800 Post Oak Boulevard, Suite 4800

Houston, Texas 77056-6118

Attention: Jason P. Maxwell, Esq. - Legal Department

Phone: (713) 966-7638

Facsimile: (713) 966-2075

And	Baker Botts L.L.P.

One Shell Plaza

910 Louisiana

Houston, Texas 77002

Attention: Connie Simmons Taylor

Phone: (713) 229-1650

Facsimile: (713) 229-7850

To Title Company:	Commonwealth Land Title

Insurance Company

One Market, Spear Tower, Suite 1850

San Francisco, CA 94105

Attention: Linda Rae Paul

Phone: (800) 628-9059

Fax: (415) 512-0146

or to such other address as either party may from time to time specify in writing to the other party.  Any notice, personally delivered, will be effective upon delivery.  Any such communication, if mailed as provided herein, will be deemed to have been received three (3) business days after mailing.  Any such communication, if sent via overnight recognized courier (e.g., Fedex, AirBorne) next day delivery as provided herein, will be deemed to have been received one (1) business day after mailing.  Any such communication, if sent via facsimile, will be deemed to have been given and received on the day indicated on the confirmed facsimile delivery transmission (provided duplicate copy is also sent via overnight courier).  If the last day of a period within which either party is required or allowed to provide a notice, demand, offer, election, acceptance or other communication hereunder should fall upon a Saturday, Sunday or legal holiday then, the next full business day will be included in such period and such notice, offer, demand, request or communication may be made and given on such next full business day.  Notices may be delivered on behalf of the parties by their respective attorneys.

Section 10.3  Entire Agreement

.  This Agreement, together with the Exhibits and schedules hereto, contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof.  Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits and schedules hereto.

Section 10.4  Attorneys’ Fees

.  If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, will pay any and all reasonable costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements.

Section 10.5  Assignment

.  Buyer’s rights and obligations hereunder will not be assignable without the prior written consent of Seller in Seller’s sole discretion.  Notwithstanding the foregoing, Buyer will have the right, without the necessity of obtaining Seller’s consent but with prior written notice to Seller, to assign its right, title and interest in and to this Agreement to a separate entity under common control with Buyer, at any time before the Closing Date.  Buyer will not be released from any of its obligations or liabilities hereunder in connection with any assignment.

Section 10.6  Signatures in Counterparts and By Facsimile/E-mail

.  The undersigned agree that this instrument may be signed in any number of counterparts, each of which will constitute an original, and that a facsimile copy or e-mail copy of any signature of any party will be deemed as enforceable and effective as an original signature.  All such counterparts together will constitute one and the same instrument.

Section 10.7  Governing Law

.  This Agreement is delivered in, relates to real and personal property located in, and shall be governed by and construed according to the substantive laws and judicial decisions of State of California (regardless of the place of business, residence, location or domicile of the parties hereto or any of their constituent members, partners or principals).  Each party hereby submits to personal jurisdiction in the State of California for the enforcement of this Agreement and hereby waives any claim or right under the laws of any other state or of the United States to object to such jurisdiction. If such litigation is commenced, each party agrees that service of process may be made by serving a copy of the summons and compliant upon each party, through any lawful means, including upon its registered agent within the State of California, whom each party hereby appoints as its agent for this purpose.  The means of obtaining personal jurisdiction and perfecting service of process set forth above are not intended to be exclusive but are in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by applicable law.  Seller and Buyer hereby irrevocably and unconditionally waive any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to, this Agreement.  The provisions of this Section 10.7 shall survive the Closing or termination hereof.

Section 10.8  Confidentiality and Return of Documents

.  Buyer and Seller will each maintain as confidential any and all material obtained about the other or, in the case of Buyer, about the Property, this Agreement or the transactions contemplated hereby, and will not disclose such information to any third party except as set forth herein.  Buyer will have the right to disclose information with respect to the Property to its officers, directors, employees, attorneys, accountants, environmental auditors, engineers, potential partners and lenders, and permitted assignees under this Agreement and other consultants to the extent necessary for Buyer to evaluate its acquisition of the Property provided that all such persons are told that such information is confidential and agree to keep such information confidential.  If Buyer acquires the Property from Seller, Seller and Buyer will have the right, subsequent to the Closing of such acquisition, to publicize the transaction provided Buyer will not use the name of Seller or any derivative name of Lexington Realty Trust in any such press release without the express written consent of Seller.  Without otherwise limiting the foregoing: (a) this Section 10.8 shall not apply to any information obtained from third parties or available to the general public; nor (b) shall it apply to any and all disclosures required by law or to disclosures to direct and indirect members and partners in Seller.  Additionally, notwithstanding anything to the contrary contained herein, Buyer (its affiliates or any entity advised by Buyer’s affiliates) shall be permitted to disclose this transaction and/or the terms of this transaction and any such information relating to the Property in any document as may be necessary to comply with any applicable federal or state securities laws, rules or regulations or to comply with the requirements of the Securities and Exchange Commission, the New York Stock Exchange or any similar agency or body.  Buyer’s initial disclosure of the transactions contemplated hereby shall not include a copy of this Purchase Agreement.

The provisions of this paragraph will survive the Closing or any termination of this Agreement.

Section 10.9  Interpretation of Agreement

.  The article, section and other headings of this Agreement are for convenience of reference only and will not be construed to affect the meaning of any provision contained herein.  Where the context so requires, the use of the singular will include the plural and vice versa and the use of the masculine will include the feminine and the neuter.  The term “person” will include any individual, partnership, joint venture, corporation, trust, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

Section 10.10  Amendments

.  This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

Section 10.11  No Recording

.  This Agreement, a memorandum of this Agreement, or any other document that would constitute an exception to Seller’s title shall not be recorded and the provisions hereof shall not constitute a lien on the Property, except in connection with a specific performance action to enforce this Agreement; provided, however, that Buyer may file this Agreement with federal and state commissions and such filings shall not be considered title encumbrances for purposes of the next sentence.  In the event Buyer encumbers title to the Property in violation of this Section 10.11, Seller shall be entitled to a payment by Buyer of liquidated damages in the amount of the lesser of:  (a) $500,000, or (b) the maximum amount permitted by law, together with reasonable attorneys’ fees incurred in the enforcement of this section; provided, however in the event Buyer removes any encumbrance against title to  such Property within ten (10) days after written demand from Seller, no such payment shall become due.  Such amount is agreed upon by and between Seller and Buyer as liquidated damages due to the difficulty and inconvenience of ascertaining and measuring actual damages and the uncertainty thereof associated with Buyer’s breach of this Section 10.11 of the Agreement.  Buyer hereby appoints Seller as Buyer’s true and lawful attorney-in-fact, coupled with an interest, for the purposes of the execution of any documents and doing any acts as shall be necessary to effect the discharge of the recording of this Agreement or any other exception to the Commitment or any update thereof.

Section 10.12  No Third Party Beneficiary

.  The provisions of this Agreement are not intended to benefit any third parties.

Section 10.13  Limitation on Liability

.

(a)  Notwithstanding anything to the contrary contained herein, after the Closing, except for claims based upon intentional fraud, the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer under this Agreement or any documents executed pursuant hereto or in connection herewith, will under no circumstances whatsoever exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), except for claims arising under Section 7.3 and for prorations of rent and expenses under Section 9.6 herein.

(b)  Buyer hereby acknowledges that the obligations of Seller hereunder are those solely of the Seller and not of its partners, members, managers, officers, directors, shareholders, subsidiaries or affiliates (collectively, the “Seller Affiliates”).  Buyer hereby agrees that its sole recourse for any actions, claims, liabilities, damages and demands of every nature whatsoever, whether known or unknown, arising out of any matter in connection with or under this Agreement or the transactions contemplated hereby, to the extent specifically provided for by this Agreement, shall be to Property and that Buyer shall have no right to seek such damages from, or allege a cause of action against, the Seller Affiliates.  Notwithstanding the foregoing, Seller agrees to cause Lexington Realty Trust (“LRT”), and by acknowledging this Agreement where indicated below, LRT hereby agrees, to be obligated for (and hereby guarantees) any claim of Buyer against Seller arising in accordance with the terms of this Agreement or any of Seller’s Closing Documents in an amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), which agreement shall survive the Closing.  LRT shall be jointly and severally liable for any breach of Seller’s representations and warranties set forth in Section 4.1, subject to the limitations of this Section 10.13.  Seller shall cause LRT to execute a joinder to this Agreement to evidence LRT’s agreement to be jointly and severally liable to Buyer for any breach of Seller’s representations and warranties set forth in Section 4.1, subject to the limitations of this Section 10.13.

(c)  Seller hereby acknowledges that the obligations of Buyer hereunder are those solely of the Buyer and not of its partners, members, managers, officers, directors, shareholders, subsidiaries or affiliates (collectively, the “Buyer Affiliates”).  Seller hereby agrees that its sole recourse for any actions, claims, liabilities, damages and demands of every nature whatsoever, whether known or unknown, arising out of any matter in connection with or under this Agreement or the transactions contemplated hereby, to the extent specifically provided for by this Agreement, shall be to Buyer and that Seller shall have no right to seek such damages from, or allege a cause of action against, the Buyer Affiliates.

Section 10.14  §1031 Exchange

.  Notwithstanding Section 10.5, either Buyer or Seller may designate the Property as part of a 1031 Exchange under the Internal Revenue Code of 1986, as amended.  In such event, Buyer and Seller respectively agree to cooperate with the other in such transaction, including, but not limited to, executing any commercially reasonable documents requested by the designating party and cooperating in a commercially reasonable manner with any facilitator in such transaction, provided that (i) the nondesignating party shall not incur any liability in connection with the exchange, (ii) the nondesignating party shall not be obligated to take title to any real property, (iii) the Date of Closing shall not be extended to accommodate nor shall the Closing be conditioned on consummation of the exchange, and (iv) any and all additional costs and charges attributable to the exchange including, without limitation, actual attorneys’ fees, brokers’ commissions and other transaction-related expenses shall be paid for by the designating party immediately upon demand by the nondesignating party.

Section 10.15  Survival

.  Except as expressly set forth to the contrary herein, no representations, warranties, covenants or agreements of Seller contained herein will survive the Closing.

Section 10.16  Escrow Agent

.  (i) Title Company shall accept the Earnest Money with the understanding of the parties that Title Company Agent is not a party to this Agreement except to the extent of its specific responsibilities hereunder, and does not assume or have any liability for the performance or non-performance of Buyer or Seller hereunder to either of them.

(ii)           The Title Company shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to the Title Company without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document.

(iii)           The Title Company shall not be bound in any way by any other agreement or understanding between the parties hereto, whether or not the Title Company has knowledge thereof or consents thereto unless such consent is given in writing.

(iv)           The Title Company’s sole duties and responsibilities under as escrow agent for the Earnest Money shall be to hold and disburse the Earnest Money in accordance with this Agreement.

(v)           The Title Company shall not be liable for any action taken or omitted by the Title Company in good faith and believed by the Title Company to be authorized or within its rights or powers conferred upon it by this Agreement, except for damage caused by the fraud or gross negligence of the Title Company.

(vi)           Upon the disbursement of the Earnest Money in accordance with this Agreement, the Title Company shall be relieved and released from any liability under this Agreement.

(vii)           The Title Company may resign at any time upon at least ten (10) days prior written notice to the parties hereto.  If, prior to the effective date of such resignation, the parties hereto shall all have approved, in writing, a successor escrow agent, then upon the resignation of the Title Company, the Title Company shall deliver the Earnest Money to such successor escrow agent.  From and after such resignation and the delivery of the Earnest Money to such successor escrow agent, the Title Company shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent.  If for any reason the parties hereto shall not approve a successor escrow agent within such period, the Title Company may bring any appropriate action or proceeding for leave to deposit the Earnest Money with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit the Title Company shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement.

(viii)                      Seller and Buyer hereby agree to, jointly and severally, indemnify, defend and hold the Escrow Agent harmless from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, the Title Company (including reasonably attorneys’ fees, expenses and court costs) by reason of the Title Company’s acting or failing to act in connection with any of the matters contemplated by this Agreement in its capacity as escrow agent for the Earnest Money or in carrying out the terms of this Agreement, except as a result of the Title Company’s fraud or gross negligence.

(ix)           In the event that a dispute shall arise in connection with this Agreement, or as to the rights of any of the parties in and to, or the disposition of, the Earnest Money the Title Company shall have the right to (w) hold and retain all or any part of the Earnest Money until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Earnest Money in an appropriate court of law, following which the Title Company shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the State in which the Real Property is located, or (z) interplead any of the parties in any action or proceeding which may be brought to determine the rights of the parties to all or any part of the Earnest Money.

(x)           The Title Company shall not have any liability or obligation for loss of all or any portion of the Earnest Money by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

The parties hereto have executed this Agreement as of the date set forth in the first paragraph of this Agreement.

SELLER:

NK-LCB PROPERTY LLC,

a Delaware limited liability company

By:	NK-LCB Property Manager LLC,

its managing member

By:

Name:

Title:

NEWKIRK SEGAIR L.P.,

a Delaware limited partnership

By:           Newkirk Segair GP LLC,

its general partner

By	MLP Manager Corp.,

its manager

By:

Name:

Title:

BUYER:

HINES REIT EL SEGUNDO LP,

a Delaware limited partnership

By:	Hines REIT El Segundo GP LLC,

its general partner

By:

Name:

Title:

JOINDER BY LEXINGTON REALTY TRUST

The undersigned joins herein solely to evidence the undersigned’s agreement to the provisions of Section 10.13, and the undersigned shall have no other responsibility under this Agreement.

LEXINGTON REALTY TRUST

Date: ________, 2007	By:
Name:
Title:

The Agreement has been received by the Title Company this _____ day of ______, 2007.  By its execution of this Agreement, below, the Title Company hereby and agrees to be bound by the terms hereof to the extent that the Agreement imposes duties upon the Title Company.

Commonwealth Land Title Insurance Company

By:

Name:

Title:

EXHIBITS

TO

PURCHASE AGREEMENT

EXHIBIT A                                           Real Property Description

EXHIBIT B                                           Tenant Estoppel Certificate

EXHIBIT C                                           Form of Grant Deed

EXHIBIT D                                           Form of Bill of Sale

EXHIBIT E                                           Form of Lease Assignment

EXHIBIT F                                           Form of General Assignment

EXHIBIT A

Real Property Description

EXHIBIT B

Raytheon Estoppel Certificate

To:           ___________________, its successors and assigns (the “Buyer”)

Re:
Amended and Restated Sublease Agreement (the “Original Lease”) dated as of June 1, 1984, by and between NK-LCB Property LLC, as successor in interest to LCB Limited Partnership, as successor in interest to Segair Associates Limited Partnership, as successor in interest to Elgun Leasing Corp. pursuant to Paragraph 7.3 of the Original Lease, as Landlord (“Lessor”), and Raytheon Company, as successor in interest by merger with Hughes Aircraft Company (“Hughes”), as Tenant (“Lessee”), as amended by First Amendment to Amended and Restated Sublease Agreement, dated as of December 20, 2002 (the “First Amendment”), as amended by Second Amendment to Amended and Restated Sublease Agreement dated as of March 15, 2006 (the “Second Amendment”), as amended by Third Amendment to Amended and Restated Sublease Agreement dated as of October 25, 2006 (the “Third Amendment”) concerning the premises located at 2200, 2222, and 2230 East Imperial Highway, El Segundo, California (“Property”).  The Original Lease, First Amendment, Second Amendment and Third Amendment are collectively referred to herein as the “Lease”.

The undersigned does hereby certify to you as follows:

1.           A true, correct and complete copy of the above-referenced Lease is attached hereto marked as Exhibit A; and there are no other oral or written agreements relating to the Property to which Lessee is a party other than (i) that certain Right of First Refusal, dated December 10, 1983, by and between Lessee, as successor in interest to Hughes, and Kilroy Industries, a California corporation, (ii) that certain Deed, dated as of December 20, 2002, from Lessee to Newkirk Segair L.P., a Delaware limited partnership (“Newkirk”), (iii) that certain Purchase and Sale Agreement, dated as of December 20, 2002, by and between Lessee and Newkirk, and (iv) that certain Deed of Trust, dated as of December 20, 2002, from Newkirk, as trustor, for the benefit of Lessee, as beneficiary.

2.           Terms capitalized herein shall have the same meaning as set forth in the Lease.

3.           The Primary Lease Term expires on December 31, 2008.  Pursuant to the Second Amendment, Lessee has exercised its right to extend the Lease for Buildings 2200 and 2222 until December 31, 2018.  Lessee’s extension right for Building 2230 has been waived in accordance with, and pursuant to, the terms of the Third Amendment.

4.           Lessee has not prepaid any Rent or other amounts to Lessor.

5.           The Fixed Rent payable semi-annually through and including December 31, 2008 is $10,692,741.25.  For the purpose of Schedule C to the Original Lease, the Basic Amount is $98,213,697.63, and the current period ending December 30, 2007 (one day prior to the next Rent payment date of December 31, 2007) is 48.  Lessee confirms receipt from Lessor of the first, second and third TI Allowance payments due March 17, 2006, September 15, 2006, and June 30, 2007, respectively, as set forth in Section 7 of the Second Amendment, as amended by Section 5 of the Third Amendment.  The remaining TI Allowance is $3,500,000 due on June 30, 2008 and $8,000,000 due on June 30, 2009.

6.           Lessor holds no security deposit.

7.           Lessee has, pursuant to the Second Amendment, exercised its one (1) ten (10) year option as it relates to Buildings 2200 and 2222 and has four (4) five (5) year options remaining as to these buildings.  The annual Fixed Rent for Buildings 2200 and 2222 during the first five (5) years of the First Extended Term is $4,921,620 payable in monthly installments and for the second five (5) years is $5,267,004 payable in monthly installments.  The Fixed Rent for Building 2200 and 2222 during the remaining four (4) five (5) year options will be fair market value determined in accordance with the First Amendment.

8.           The Lease has not been modified, orally or in writing, since its execution, except as hereinabove identified.  The Lease is in full force and effect and the Lease and other documents referred to in Section 1 above, collectively contain the entire agreement between Lessor and Lessee.

9.           There are no uncured defaults by Lessee or, to Lessee’s actual knowledge, Lessor under the Lease, and the undersigned is not aware of the existence of any circumstances that would constitute a default under the Lease if not cured within the applicable grace period after written notice by either Lessor or Lessee to the other party.  The phrase “to Lessee’s actual knowledge” as used herein shall mean and be limited to the actual personal knowledge of Robert J. Moore, Assistant General Counsel and Director of Corporate Services, and Albert A. Adams, respectively, of Lessee, and not any implied, constructive or imputed knowledge.

10.           Lessee has no dispute with Lessor concerning the Lease, the Property or the improvements therein.

11.           Except as set forth in Paragraphs 3.2, 3.5 and 3.6 of the Original Lease, as amended by the terms of the First Amendment, the Second Amendment and the Third Amendment, Lessee, solely in its capacity as lessee under the Lease, has no right to purchase the Property, or outstanding options, rights of first refusal or rights of first offer to purchase the Property or any part thereof or property of which the Property are a part, or any part thereof.  The foregoing shall not affect, modify or impair Lessee’s rights (held in a capacity other than as lessee under the Lease) to repurchase the remainder interest in the Land.  Lessee has waived its right to purchase the Property in accordance with Section 3.6 of the Original Lease as it pertains to the sale of the Property to Buyer.

12.           The undersigned representative of Lessee is duly authorized and fully qualified to execute this instrument on behalf of Lessee thereby binding Lessee.

13.           Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation authorized to do business in the State of California.

14.           Lessee acknowledges and confirms that at the time of Lessee’s merger with Hughes and in accordance with Paragraph 7.4 of the Original Lease, Lessee assumed all obligations, covenants and responsibilities of Hughes under any and all instruments executed by Hughes relating to the Property and the Lease.

15.           The undersigned is aware that the addressee set forth herein will rely upon the statements made in this Tenant Estoppel and Agreement, and the undersigned has therefore adjusted the language of this Tenant Estoppel and Agreement as necessary to make it an accurate statement of the current facts concerning the Lease.  If no such adjustments have been made, said parties may rely upon the statements in this form as printed.

Dated:  ________________, 2007

“LESSEE”

RAYTHEON COMPANY,

a Delaware corporation

By:

Name: Robert J. Moore

Title: Assistant General Counsel and

    Director of Corporate Services

DIRECTV Estoppel Certificate

______________, 2007

Re:
Lease Agreement dated as of September 12, 2006 by and between NK-LCB Property LLC, a Delaware limited liability company, as landlord (the “Landlord”) and, DirecTV, INC., a California corporation, as tenant (the “Tenant”) (the “Lease”)

Ladies and Gentlemen:

Tenant understands that _______________ (“Buyer”) has entered into a purchase contract to acquire the property located at 2200, 2230 and 2222 East Imperial Highway, El Segundo, California (the “Property”) from Landlord.  Landlord has requested the undersigned to deliver this Tenant Estoppel Certificate to Buyer.  The undersigned, as tenant under the Lease, hereby certifies to Landlord and Buyer, and their successors and assigns, as of the date hereof as follows:

1.           The Tenant is the tenant under the Lease by and between Tenant and Landlord covering the premises described therein (the “Premises”).

2.           The Lease, a true and correct copy of which is attached hereto, constitutes the full and complete agreement of Tenant and Landlord with respect to the leasing of the Premises, and it has not been modified or amended.  The Lease is in full force and effect and is binding upon, and enforceable against, Tenant in accordance with its terms.

3.           The Term of the Lease commences on January 1, 2009 and expires on December 31, 2013.

4.           There is no security deposit held by Landlord under the Lease.

5.           As of the date hereof, Tenant has paid to Landlord all rent and other charges due under the Lease.  No rent has been prepaid more than one month in advance.  No free rent or other concessions have been granted by Landlord to Tenant. Tenant has no defenses, setoffs, or counterclaims against Landlord arising out of the Lease, or in any way relating thereto.

6.           No default on the part of Tenant exists under the Lease, and no event that with the giving of notice or the passage of time, or both, would constitute a default by Tenant under the Lease has occurred.

7.           To the best knowledge of Tenant, no default by Landlord of any of its obligations under the Lease has occurred and remains uncured, and no circumstance or condition now exists which, with the giving of notice or the passage of time (or both), would constitute a default by Landlord of any of its obligations under the Lease, give rise to any defense or right of offset by Tenant against its obligations under the Lease, or violate any condition of Tenant’s obligations under the Lease.

8.           Tenant has not assigned, sublet or transferred its interest in the Lease or the Property, or any part thereof.

9.           The improvements and space required to be furnished by Landlord have been furnished and completed by Landlord.  No funds are owed by Landlord to Tenant in connection with any improvements to the Premises except for the TI Allowance in the amount of $2,000,000  payable by Landlord to Tenant in accordance with Section 9.23 of the Lease.

10.           Tenant has no option to extend the term of the Lease except for two (2) consecutive terms of five (5) years each in accordance with Section 1.3 of the Lease.

11.           Tenant does not have any purchase or other option or right of first refusal to purchase the Premises or the Property.

12.           Neither Tenant or, to Tenant’s knowledge, Landlord has commenced any action, or received any notice, with respect to the termination of the Lease.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease.

Tenant makes the above certifications and representations for the benefit and protection of Buyer and understands that Buyer will be relying on the statements made herein in its decision to acquire the Property.  Tenant also makes the above certifications and representations for the benefit of Landlord with the understanding that they will be relied upon by Landlord.

DATED this _____ day of _______________, 2007.

DirecTV, INC., a California corporation

By

Name:

Title:

AFFIRMATION OF GUARANTOR

The undersigned is the guarantor under that certain Guaranty of Lease dated as of September 12, 2006 (the “Guaranty”) which guarantees the prompt and faithful performance by Tenant of certain terms, covenants and conditions to be performed by Tenant under the terms of the Lease as enumerated in such Guaranty, and hereby certifies to Buyer and its respective successors and assigns, that the Guaranty is in full force and effect and that it has no claim, defense or offset to the enforcement thereof, and hereby ratifies the matters set forth in the Estoppel Certificate set forth above.

Signed as of this _______ day of  __________, 200                                                                                                            .

DIRECTV HOLDINGS, LLC,

a Delaware limited liability company

By:

Name:

Title:

EXHIBIT C

WHEN RECORDED MAIL THIS DEED AND,

UNLESS OTHERWISE SHOWN BELOW,

MAIL TAX STATEMENTS TO:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

A.P.N. 4138-004-014& 4138-004-012

GRANT DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

NEWKIRK SEGAIR L.P., a Delaware limited partnership having an address c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY 10119 (“Grantor”),

hereby GRANTS to ________________________, a ____________________ (the “Grantee”),

its remainder interest commencing on January 3, 2011, together with all rights and appurtenances thereto, in and to the real property located in the City of El Segundo, County of Los Angeles, State of California, as more particularly described on Exhibit A attached hereto, subject only to those validly existing encumbrances, easements, conditions and restrictions relating to the hereinabove described property as now reflected by the land records of the County of Los Angeles, California (the “Land”).

The conveyance from Grantor to Grantee herein does not include the buildings, improvements and fixtures (exclusive of trade fixtures) now located on the Premises and hereafter erected thereon (collectively, the “Improvements”), and the estate for years in the Premises to and including January 2, 2011 (all of the foregoing collectively referred to as the “Estate For Years and Improvements”).

This deed is one of two concurrently-recorded deeds to Grantee, one for an estate for years in the Land and improvements and this deed for the remainder interest.  This Deed is delivered and accepted, along with the deed recorded concurrently herewith from NK-LCB Property LLC, a Delaware limited liability company, with the intent that all rights and interests between the remainder estate and the estate for years in the herein described Land be merged into the fee title of Grantee, including but not limited to, the merger and termination of that certain Option to Lease and Subordination Agreement which was recorded on December 23, 1983, as Instrument No. 83-1528990 in the Official Records of Los Angeles County, California.

Dated	Signature of Grantor
State of New York ) County of Nassau )	NK-LCB PROPERTY LLC, a Delaware limited liability company
On                     before me,                                personally appeared                               personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person(s) acted, executed the instrument
By:NK-LCB Property Manager LLC, its managing member By: Name: Title:
Witness my hand and official seal
Signature
WHEN RECORDED MAIL THIS DEED AND,

UNLESS OTHERWISE SHOWN BELOW,

MAIL TAX STATEMENTS TO:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

A.P.N. 4138-004-014& 4138-004-012

GRANT DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

NK-LCB PROPERTY LLC, a Delaware limited liability company with an address c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY 10119 (“Grantor”),

hereby GRANTS to _________________________________________________________________(“Grantee”),

its estate for years to and including January 2, 2011 in and to the real property located in the City of El Segundo, County of Los Angeles, State of California, as more particularly described on Exhibit A attached hereto, subject only to those validly existing encumbrances, easements, conditions and restrictions relating to the hereinabove described property as now reflected by the land records of the County of Los Angeles, California (the “Land”).

TOGETHER WITH all right, title and interest of the Grantor in and to all buildings, improvements and fixtures now located on the Premises and hereafter erected thereon, whether below or above grade level, which are intended to be and remain real property, and to become and remain the sole and exclusive property of Grantee and its successors and assigns.

This Deed is one of two concurrently-recorded deeds to Grantee, this Deed for the estate for years in the Land and the Improvements, and another for the remainder interest in the Land.  This Deed is delivered and accepted, along with the deed recorded concurrently herewith from Newkirk Segair L.P., a Delaware limited partnership, with the intent that all rights and interests between the remainder estate and the estate for years in the herein described Land be merged into the fee title of Grantee, including but not limited to, the merger and termination of that certain Option to Lease and Subordination Agreement which was recorded on December 23, 1983, as Instrument No. 83-1528990 in the Official Records of Los Angeles County, California.

Dated	Signature of Grantor
State of New York ) County of Nassau )	NEWKIRK SEGAIR L.P., a Delaware limited partnership
On                     before me,                                personally appeared                               personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person(s) acted, executed the instrument
By:Newkirk Segair GP LLC, its general partner By:MLP Manager Corp., its manager By: Name: Title:
Witness my hand and official seal
Signature

EXHIBIT D

BILL OF SALE

For good and valuable consideration, the receipt of which is hereby acknowledged, NK-LCB Property LLC; a Delaware limited liability company, with an address c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY 10119 (“Seller”) hereby sells, assigns, transfers and conveys to __________________, a______________ with an address of  ___________________________________________ (“Buyer”):  (i) all fixtures, machinery, equipment and furnishings, to the extent the same constitute personal property, all contract rights, and all other personal property, including all licenses, permits, certificates, rights to the use of names and logos and other tangible and intangible property owned by Seller and used in connection with the property located at 2200, 2230 and 2222 East Imperial Highway, El Segundo, California (the “Property”); (ii) all site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans, diagrams and studies of any kind owned by Seller which relate to the Property or the improvements thereon; and (iii) all of Seller’s interest in all claims judgments, remedies, damages and causes of action pertaining to the Property.

TO HAVE AND TO HOLD, the same unto Buyer, its successors and assigns, forever.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Seller has executed this instrument as of the _________ day of _____________, 2008.

NK LCP PROPERTY LLC,

a Delaware limited liability company

By:	NK-LCB Property Manager LLC,

a Delaware limited liability company,

its managing member

By:           ________________________

Name:

Title:

EXHIBIT E

Lease Assignment

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE is made this _____ day of ____________, 2008, by and between NK-LCB Property LLC; a Delaware limited liability company (“Assignor”), and __________________________________ (“Assignee”), with reference to the following facts:

A.           Assignor, as lessor, has entered into the Lease described on Exhibit A attached hereto (collectively, the “Lease”) covering the Property located at [2200, 2230 and 2222] East Imperial Highway, El Segundo, California identified on Schedule 1 hereto.

B.           Pursuant to the terms of that certain Purchase Contract entered into by Assignor, as Seller, and Assignee, as Buyer dated as of ____________, 2007 (the “Agreement”), Assignor now desires to assign and transfer to Assignee all of Assignor’s interest as lessor in the Lease, subject to the rentals, terms, covenants, obligations, easements and restrictions set forth therein.

NOW THEREFORE, in consideration of the mutual covenants and conditions herein below set forth, it is agreed:

1.           Effective as of the date hereof (the “Effective Date”), Assignor assigns and transfers to Assignee, all of Assignor’s right, title and interest as lessor, accruing after the Effective Date, in and to the Lease [add guaranty reference for DIRECTV], subject to the rentals, terms, covenants, obligations, easements and restrictions set forth in the Lease.

2.           Assignee hereby accepts the assignment of the Lease as of the Effective Date, shall be entitled to all rights and benefits accruing to the landlord thereunder and hereby assumes all obligations thereunder, including, without limitation, the obligations of landlord regarding tenant allowances payable after the Effective Date, and agrees to be bound by the terms of the Lease, from and after the Effective Date.

3.           Assignor hereby agrees to indemnify and hold harmless Assignee from any and all liability, loss, cost, damage or expense (including, without limitation, reasonable attorneys’ fees) which Assignee incurs under the Lease, and from any and all claims and demands whatsoever which are asserted against Assignee by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained therein, which liability, loss, cost, damage, expense, claim or demand arises from acts, events or omissions accruing on or before the Effective Date provided not in any way attributable to Assignee, except to the extent such obligations were required to be performed by the tenant under the Lease.

4.           Assignee hereby agrees to indemnify and hold harmless Assignor from any and all liability, loss, cost, damage or expense (including, without limitation, reasonable attorneys’ fees) which Assignor incurs under the Lease, and from any and all claims and demands whatsoever which are asserted against Assignor by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained therein, which liability, loss, cost, damage, expense, claim or demand arises from acts, events or omissions accruing after the Effective Date provided not in any way attributable to Assignor.

5.           The indemnity provisions of Sections 3 and 4 herein shall survive for a period of one (1) year from the date hereof, and any claim made thereunder must be made within such 1-year period.  The indemnity provisions of Section 3 herein are subject to, and limited by, the provisions set forth in Sections 4.2 and 10.13(a) of the Agreement.

6.           The provisions of this instrument shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

7.           This Assignment and Assumption of Lease may be executed in counterparts which taken together shall constitute one and the same instrument.

8.           Assignor hereby covenants that it will, at any time and from time to time, execute any documents and take such additional actions as Assignee or its successors or assigns shall reasonably require in order to more completely or perfectly carry out the transfers intended to be accomplished by this Assignment and Assumption of Lease.

[Signatures on Following Page]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Lease as of the date set forth above.

ASSIGNOR:

NK LCP PROPERTY LLC,

a Delaware limited liability company

By:	NK-LCB Property Manager LLC,

a Delaware limited liability company,

its managing member

By:

Name:

Title:

ASSIGNEE:

By:

Name:

Its:

EXHIBIT A

EXHIBIT F

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (this “Agreement”) is made and entered into this ____ day of ______________, 2008, by and between NK-LCB Property LLC, a Delaware limited liability company (the “Assignor”) and __________________, a ______________ (the “Assignee”).

WITNESSETH:

Assignor for Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns to Assignee all of Assignor’s right, title and interest in and to: (i) all guaranties and warranties made by any contractor, subcontractor, materialman, supplier, or other person or entity with respect to the Improvements; (ii) the Documents; and (iii) the Licenses (the items set forth in clauses (i) through (iii) above are hereinafter referred to collectively as the “Assigned Matters”).

TO HAVE AND TO HOLD unto the Assignee and its successors and assigns to its and their own use and benefit forever.

This Agreement is made by Assignor without recourse and without any express or implied representation or warranty whatsoever.

This Agreement inures to the benefit of the parties hereto and their respective successors and assigns.

All capitalized terms used but not defined herein have the meanings ascribed to them in that certain Purchase Agreement, dated ______________, by and between Assignor and __________________, a __________________, with respect to covering the Property located at 2200, 2230 and 2222 East Imperial Highway, El Segundo, California.

This Agreement may be executed in counterparts.

{REMAINDER OF PAGE LEFT INTENTIONALLY BLANK}

IN WITNESS WHEREOF, the parties have executed this General Assignment on the day and year first written above.

ASSIGNOR:

NK LCP PROPERTY LLC,

a Delaware limited liability company

By:           NK-LCB Property Manager LLC,

a Delaware limited liability company,

its managing member

By:           ________________________

Name:

Title:

ASSIGNEE:

_____________________________

By:           ________________________

Name:________________________

Its:           ________________________

Schedule 1

Loan Documents

1.	LOAN AGREEMENT

2.	PROMISSORY NOTE

3.	DEED OF TRUST

4.	ASSIGNMENT OF LEASES AND RENTS

5.	ASSIGNMENT OF AGREEMENTS, LICENSES, PERMITS AND CONTRACTS

6.	UCC FINANCING STATEMENTS

7.	GUARANTY OF RECOURSE OBLIGATIONS

8.	DEPOSIT ACCOUNT AGREEMENT

9.	POST CLOSING AGREEMENT

10.	LENDER LETTER RE: INSURANCE MATTERS

11.	SUBORDINATION AND INTERCREDITOR AGREEMENT RE: RAYTHEON COMPANY